PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 3,	July 28,	August 3,	July 28,
	2014	2013	2014	2013
Net sales	$124,852	$109,652	$331,276	$316,171
Costs and expenses:
Cost of sales	(96,202)	(82,574)	(257,554)	(243,206)
Selling, general and administrative	(12,394)	(12,068)	(38,092)	(35,286)
Research and development	(5,199)	(4,985)	(16,111)	(14,380)
Operating income	11,057	10,025	19,519	23,299
Gain on acquisition	-	-	16,372	-
Other expense, net	(1,168)	(972)	(3,264)	(2,479)
Income before income taxes	9,889	9,053	32,627	20,820
Income tax provision	(2,545)	(2,689)	(7,291)	(6,155)
Net income	7,344	6,364	25,336	14,665
Net income attributable to noncontrolling interests	(3,158)	(424)	(3,617)	(1,539)
Net income attributable to Photronics, Inc. shareholders	$4,186	$5,940	$21,719	$13,126

Earnings per share:
Basic	$0.07	$0.10	$0.35	$0.22
Diluted	$0.07	$0.10	$0.34	$0.21

Weighted-average number of common shares outstanding
Basic	61,436	60,746	61,336	60,505
Diluted	62,432	66,177	77,706	61,478